Exhibit 10.4

LOCK-UP AGREEMENT

Dated as of July 17, 2026

between

VIRTUAL GRID INC.

and

AETHER HOLDINGS, INC.

RECITALS

A. Aether is issuing Aether Common Shares to Virtual Grid as payment of the Subscription Price under the Subscription and Share Payment Agreement dated as of the date of this Agreement.

B. Virtual Grid has agreed to a limited 12-month public resale restriction, subject to the liquidity protections, exceptions and Aether covenants set out in this Agreement.

1. Definitions

“Aether Common Shares” means (i) the Aether Common Shares issued to Virtual Grid at Closing under the Subscription Agreement, and (ii) any securities issued or issuable in respect of, exchange for or upon conversion, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, merger or other similar event relating to such Aether Common Shares.

“Lock-Up Period” means the period beginning on the Closing Date and ending at 11:59 p.m. Vancouver time on the date that is 12 months after the Closing Date.

“Public Resale” means a sale of Aether Common Shares into the public market through Nasdaq or another securities market, broker transaction or public distribution.

“Rule 144” means Rule 144 under the U.S. Securities Act of 1933, as amended.

“Subscription Agreement” means the Subscription and Share Payment Agreement between the parties dated as of the Closing Date.

“Transfer” means, directly or indirectly, to sell, offer, contract or agree to sell, assign, transfer, dispose of, lend, pledge, hypothecate, encumber, grant an option over, hedge, swap, collar, short sell, enter into a derivative transaction relating to, or otherwise monetize or transfer any legal, beneficial or economic interest in, any Aether Lock-Up Securities.

2. Lock-Up

2.1 Lock-Up Restriction. During the Lock-Up Period, Virtual Grid shall not, directly or indirectly, effect or agree to effect any Transfer of any Aether Lock-Up Securities, except for a Permitted Transfer expressly allowed under Section 3. Virtual Grid shall not publicly announce any intention to effect a Transfer during the Lock-Up Period.

2.2 No Hedging or Economic Transfer. During the Lock-Up Period, Virtual Grid shall not engage in any short sale, hedging transaction, swap, collar, derivative transaction, securities lending arrangement or other transaction that transfers, in whole or in part, the economic consequences of ownership of any Aether Lock-Up Securities.

2.3 Orderly Disposition Following Lock-Up. During the ninety (90) calendar days immediately following the expiration of the Lock-Up Period, Virtual Grid shall not sell or otherwise dispose of more than (a) ten percent (10%) of the average daily trading volume of the Aether Common Shares during the preceding twenty (20) Trading Days on any Trading Day, or (b) twenty-five percent (25%) of the original Aether Lock-Up Securities in any rolling thirty (30)-day period.

Lock-Up Agreement

3. Permitted Transfers

3.1 Affiliates and internal transfers. Virtual Grid may transfer Aether Lock-Up Securities during the Lock-Up Period only to a wholly owned Affiliate, a direct or indirect parent entity, a controlled financing vehicle, or a custodian or nominee solely for administrative purposes, in each case provided that:

a) the transferee executes a written joinder agreeing to be bound by this Agreement for the remainder of the Lock-Up Period;

(b) the transfer does not involve any public resale, distribution, hedging, monetization or other transaction inconsistent with this Agreement;

(c) Virtual Grid provides Aether with at least five (5) Business Days’ prior written notice, including the identity of the transferee and executed joinder; and

(d) no such transfer relieves Virtual Grid of its obligations under this Agreement.

3.2 Private transfers. Virtual Grid may not transfer any Aether Lock-Up Securities in a private transaction during the Lock-Up Period without Aether’s prior written consent, which may be withheld in Aether’s reasonable discretion.

3.3 Change of control. Virtual Grid may tender, exchange or transfer Aether Common Shares in connection with a bona fide tender offer, exchange offer, merger, plan of arrangement, amalgamation, consolidation, recapitalization or other transaction involving all or substantially all Aether stockholders or a change of control of Aether. If the transaction is not completed, the Aether Common Shares remain subject to this Agreement.

3.4 Void Transfers; Transfer-Agent Instructions. Any purported Transfer in violation of this Agreement shall be void ab initio. Aether may instruct its transfer agent not to process any Transfer of Aether Lock-Up Securities unless the proposed Transfer complies with this Agreement.

4. Aether Liquidity Covenants

4.1 Listing and reporting. During the Lock-Up Period, Aether shall use commercially reasonable efforts, subject to applicable law, Nasdaq requirements, fiduciary duties and its financial condition, to remain current in its SEC reporting obligations and maintain the listing of its Aether Common Shares on Nasdaq. This Section 4.1 does not constitute a guarantee of continued listing, continued reporting status, market price, trading volume, resale availability or liquidity.

4.2 Resale support. After expiration of the Lock-Up Period, and only when a proposed resale is legally permitted, Aether shall reasonably cooperate with Virtual Grid’s requests for customary transfer-agent instructions, seller questionnaires and legend-removal support; provided that:

(a) Virtual Grid delivers all documentation, representations, broker information and legal opinions reasonably requested by Aether or its transfer agent;

(b) Virtual Grid bears all third-party costs, including transfer-agent, legal-opinion and broker costs, other than Aether’s ordinary internal administrative costs;

(c) Aether shall not be required to take any action that, in the reasonable judgment of Aether or its securities counsel, would violate applicable law, Nasdaq requirements or Aether’s insider-trading or blackout policies; and

(d) Aether shall have no liability for any inability of Virtual Grid to resell due to Virtual Grid’s status as an affiliate, possession of material non-public information, failure to satisfy Rule 144 or other resale conditions, incomplete documentation, broker requirements or other circumstances outside Aether’s reasonable control.

Lock-Up Agreement

4.3 No Registration Rights. Nothing in this Agreement or the Subscription Agreement requires Aether to file, cause to be declared effective, maintain or pay for any resale registration statement, prospectus supplement or other registration document covering the Aether Lock-Up Securities. Any registration rights must be separately agreed by Aether in a written agreement expressly designated as a registration-rights agreement.

4.4 No Early Release. The Lock-Up Period shall not terminate or accelerate as a result of any alleged breach by Aether of this Section 4, any suspension or interruption in trading, any decline in the market price of Aether Common Shares, or any delisting event. The Lock-Up Period may terminate early only in connection with a change-of-control transaction described in Section 3.4.

5. General

5.1 Consistency with Subscription Agreement. This Agreement supersedes and replaces in its entirety Sections 6.1 through 6.5 of the Subscription Agreement. In the event of any conflict between this Agreement and the Subscription Agreement concerning transfer restrictions, lock-up obligations, resale support or registration rights relating to the Aether Lock-Up Securities, this Agreement shall govern. No provision shall be interpreted in favor of either party merely because of any inconsistency between the transaction documents.

5.2 Specific Performance. Virtual Grid acknowledges that a breach of this Agreement may cause irreparable harm to Aether for which monetary damages may be inadequate. Accordingly, Aether shall be entitled to seek specific performance, injunctive relief and other equitable remedies to enforce this Agreement, without the requirement to post bond or prove actual damages, in addition to any other remedies available at law or in equity.

5.3 Survival of Restrictions. The restrictions in this Agreement shall bind Virtual Grid and each permitted transferee of Aether Lock-Up Securities. No transfer, pledge, foreclosure, reorganization or other transaction shall release any Aether Lock-Up Securities from this Agreement unless expressly approved in writing by Aether.

5.4 New York law and forum. This Agreement is governed by the laws of New York, without regard to conflict of law rules. The courts sitting in New York, New York have exclusive jurisdiction, except for proceedings that must be brought in another forum to enforce securities-law, Nasdaq, transfer-agent or injunctive relief rights.

5.5 Counterparts and electronic signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and together constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

VIRTUAL GRID INC.		AETHER HOLDINGS, INC.

By:	/s/ John Hawes	By:	/s/ Nicolas Lin
Name:	John Hawes	Name:	Nicolas Lin
Title:	COO	Title:	Chairman and CEO

Lock-Up Agreement